SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act OF 1934

Date of Report: February 7, 2003

(Date of earliest event reported)

CHEROKEE INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6835 Valjean Avenue

Van Nuys, California 91406

(Address of Principal Executive Offices, including Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Item 5.

Cherokee Inc. announced today that it filed a Petition to Confirm Final Arbitration Award and Enter Judgment with respect to the the Final Award in favor of Cherokee, Inc. issued on January 17, 2003 against Mossimo, Inc. (NASDAQ:MOSS). The final arbitration award held that Cherokee shall recover from Mossimo all finder’s fees withheld under the finder’s agreement, interest at the legal rate on all monies previously withheld, and Cherokee’s full attorney’s costs. It also reaffirmed the validity of the original finder’s agreement between Cherokee Inc. and Mossimo Inc. Presently, interest on the Final Arbitration award accrues at the statutory rate of over $5,000 per week. Mossimo, Inc. filed a Petition to Vacate Award of Arbitrators. Cherokee, Inc. continues to believe Mossimo’s position is without merit, but there can be no assurance that the Final Arbitration Award will be entered as judgment by the court.

ITEM 7.    Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 7, 2003

ITEM 9.    Registration FD Disclosure.

On February 7, 2003, Cherokee Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Date: February 7, 2003	By:	/s/ KYLE B. WESCOAT
Name: Kyle B. Wescoat
Title: Chief Financial Officer